CERTIFICATION OF
                         PRINCIPAL EXECUTIVE OFFICER AND
                           PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of Scapple, Inc. for the quarter ending March 31, 2004, I, David Feurborn, Principal Executive Officer and Principal Financial Officer of Scapple, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

     1. Such Quarterly Report of Form 10-QSB for the period ending March 31, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in such Quarterly Report on Form 10-QSB for the period ended March 31, 2004, fairly represents in all material respects, the financial condition and results of operations of Scapple, Inc.

Dated:    August 19, 2004

Scapple, Inc.

By:  /s/ David Feurborn
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Principal Executive Officer
Principal Financial Officer